No:______________________

PRECIS HEALTH, INC.

SUBSCRIPTION AGREEMENT

Precis Health, Inc.
2500 S. McGee Dr., Ste. 145
Norman, OK  73072

Ladies and Gentlemen:

The Subscriber (“Subscriber”) hereby tenders this Subscription Agreement (this “Agreement”) in accordance with and subject to the terms and conditions set forth herein:

1.           Subscription.

1.1           Subscriber hereby irrevocably subscribes for and agrees to purchase the number of shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of Precis Health, Inc., an Oklahoma corporation (the “Company”), indicated on the signature page attached hereto at the aggregate purchase price set forth on such signature page (the “Purchase Price”).  Subscriber has made payment by wire transfer of funds in accordance with instructions from the Company in the full amount of the Purchase Price of the Shares for which Subscriber is subscribing (the “Payment”).

1.2           This subscription is made pursuant to an offering by the Company of up to 1,500,000 of its shares of Common Stock (the “Securities”) at a purchase price of $0.50 per share (the “Offering.”).  The Company may hold an initial closing of the Offering (the “Initial Closing”) at any time. The date of the Initial Closing is hereinafter referred to as the “Initial Closing Date”.  The Company may hold additional interim closings after the Initial Closing.  Any such interim closings are each hereinafter referred to as an “Additional Closing” and shall occur on one or more dates each hereinafter referred to as an “Additional Closing Date”.  The Initial Closing Date and the Additional Closing Dates are each hereinafter sometimes referred to as a “Closing Date”.  Upon receipt by the Company of the requisite payment for all Securities to be purchased in the Offering by the subscribers whose subscriptions are accepted at the Initial Closing or any Additional Closing, as applicable, and subject to the satisfaction of certain conditions, the Securities so purchased will be issued in the name of each such subscriber, and the name of such subscriber will be registered on the stock transfer books of the Company as the record owner of such Securities.  The Company will promptly thereafter issue to each subscriber participating in such closing a stock certificate for the Securities so purchased.

1.3           Subscriber hereby agrees to be bound hereby upon (i) execution and delivery to the Company of the signature page to this Agreement and (ii) acceptance on the Initial Closing Date or an Additional Closing Date, as the case may be, by the Company of Subscriber’s subscription (the “Subscription”).

1.4           The Company may pay finder’s or broker/dealer fees in connection with the Offering.

2.           Offering Material.

2.1           Subscriber represents and warrants that it is in receipt of and that it has carefully read and understands the following items:

Precis Health, Inc., audited statements ending 30 June, 2010.

3.           Conditions to Subscriber’s Obligations.

PH Subscription Agreement.DOC                                                                 Page 1

3.1           The obligation of Subscriber to close the transactions contemplated by this Agreement (the “Transaction”) is subject to the satisfaction on or prior to the date of the Closing (as hereinafter defined) of the following conditions set forth in Sections 3.2 through 3.3 hereof.

3.2           The representations and warranties made by the Company herein shall be true in all material respects on and as of the Closing Date with the same effect as if they had been made on and as of the Closing Date.

3.3           The Company shall have executed this Agreement and delivered the same to Subscriber.

4.           Representations and Warranties; Covenants; Survival.

4.1           The Company represents and warrants that, at the date of this Agreement:

(a)           The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Oklahoma, entitled to own its property of a material nature and to carry on its business of a material nature as and in places where such property is now owned or operated and such business is conducted except where the failure to so qualify will not have a material adverse effect on the Company and its subsidiaries taken as a whole.

(b)           Each of the subsidiaries of the Company is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction of their respective incorporation, entitled to own their respective properties of a material nature and to carry on their respective businesses of a material nature in places where such properties are now owned or operated and such businesses are conducted, and there is no action or proceeding pending or, to the Company’s best knowledge threatened, brought by or before any federal or state agency having jurisdiction over the operations of a material nature of the Company which threatens in any material respect the continued operation of any material phase of the Company’s business now conducted by it or its subsidiaries.

(c)           The Company’s audited financial statements as of June 30, 2010, fairly present the consolidated financial position of the Company at the respective dates thereof and the results of its consolidated operations for the periods purported to be covered thereby.  Such financial statements have been prepared in conformity with generally accepted accounting principles consistently applied with prior periods subject to any comments and notes contained therein.

(d)           The Company, by appropriate and required corporate action, has, or will have prior to the Initial Closing duly authorized the execution of this Agreement, and the issuance and delivery of the Securities.  The Securities are not subject to preemptive or other rights of any shareholders of the Company and when issued in accordance with the terms of this Agreement and the Articles of Incorporation of the Company, the Securities will be validly issued, fully paid and nonassessable.

(e)           Performance of this Agreement and compliance with the provisions hereof will not violate any provision of any applicable law or of the Articles of Incorporation or Bylaws of the Company, or of any of its subsidiaries, and, will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the properties or assets of a material nature of the Company, or of any of its subsidiaries, pursuant to the terms of any indenture, mortgage, deed of trust or other agreement or instrument binding upon the Company, or any of its subsidiaries, other than such breaches, defaults or liens which would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

PH Subscription Agreement.DOC                                                                 Page 2

5.           Transfer and Registration Rights.

5.1           Subscriber acknowledges that it is acquiring the Shares for its own account and for the purpose of investment and not with a view to any distribution or resale thereof within the meaning of the Securities Act of 1933, as amended (the “Act”), and any applicable state or other securities laws (“State Acts”).  Subscriber further agrees that it will not sell, assign, transfer or otherwise dispose of any of the Shares in violation of the Act or State Acts and acknowledges that, in taking unregistered securities, it must continue to bear the economic risk of its investment for an indefinite period of time because of the fact that such Shares have not been registered under the Act or State Acts and further realizes that such Shares cannot be sold unless subsequently registered under the Act and State Acts or an exemption from such registration is available.  Subscriber further recognizes that the Company is not assuming any obligation to register such Shares except as expressly set forth herein. Subscriber also acknowledges that appropriate legends reflecting the status of the Shares under the Act and State Acts may be placed on the face of the certificates for such Shares at the time of their transfer and delivery to the holder thereof.  This Agreement is made with Subscriber in reliance upon Subscriber’s above representations.

5.2           The Shares issued pursuant to this Agreement may not be transferred except in a transaction which is in compliance with the Act and State Acts. Except as provided hereafter with respect to registration of the Shares, it shall be a condition to any such transfer that the Company shall be furnished with an opinion of counsel, which counsel and opinion shall be reasonably satisfactory to the Company, to the holder of such Shares, reasonably satisfactory to the Company, to the effect that the proposed transfer would be in compliance with the Act and State Acts.

5.3           The Company hereby grants to Subscriber the registration rights set forth in Appendix I attached hereto.  Appendix I is incorporated into, and made a part of, this Agreement.

6.           Closing.

6.1           The closing of the sale of the Shares to Subscriber shall take place at the offices of the Company at such time as the Company shall determine.

7.           Subscriber Representations.  Subscriber hereby represents, warrants and acknowledges and agrees with the Company as follows:

7.1           Subscriber has been furnished with and has carefully read the materials set forth in Section 2.1 hereto and is familiar with and understands the terms of the Offering.  With respect to individual or partnership tax and other economic considerations involved in this investment, Subscriber is not relying on the Company (or any agent or representative of any of them).  Subscriber has carefully considered and has, to the extent Subscriber believes such discussion necessary, discussed with Subscriber’s professional legal, tax, accounting and financial advisers the suitability of an investment in the Shares for Subscriber’s particular tax and financial situation and has determined that the Shares being subscribed for by Subscriber are a suitable investment for Subscriber.

7.2           Subscriber has received all information Subscriber considers necessary or advisable to make a decision concerning its Subscription for the Shares, and has had an opportunity to inspect relevant documents relating to the organization and operations of the Company.  Subscriber acknowledges that all documents, records and books pertaining to this investment which Subscriber has requested have been made available for inspection by Subscriber and Subscriber’s attorney, accountant or other adviser(s).

7.3           Subscriber and/or Subscriber’s advisor(s) has/have had a reasonable opportunity to ask questions of and receive answers and to request additional relevant information from a person or persons acting on behalf of the Company concerning the Offering and all such questions have been answered to the full satisfaction of Subscriber and such information requested has been provided by the Company.

7.4           Subscriber is not subscribing for the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting.

PH Subscription Agreement.DOC                                                                 Page 3

7.5           Subscriber is an “accredited investor,” within the meaning of Rule 501(a) of Regulation D under the Act.  Subscriber, by reason of Subscriber’s business or financial experience or the business or financial experience of Subscriber’s professional advisers who are unaffiliated with and who are not compensated by the Company or any affiliate of either of them, directly or indirectly, can be reasonably assumed to have the capacity to protect its interests in connection with an investment in the Shares.

7.6           If Subscriber is a natural person, Subscriber has adequate means of providing for Subscriber’s current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Shares for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment.

7.7           Subscriber or Subscriber’s purchaser representative, as the case may be, has such knowledge and experience in financial, tax and business matters so as to enable Subscriber to utilize the information made available to Subscriber in connection with the Offering to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto.

7.8           Subscriber acknowledges that the Shares herein subscribed for have not been registered under the Act and under any State Act.  Subscriber understands further that in absence of an effective Registration Statement, the Shares can only be sold pursuant to some exemption from registration, such as Rule 144 of the Act, which requires, among other conditions that the Shares must be held for a minimum of one (1) year.  Subscriber will not sell, assign, transfer or otherwise dispose of the Shares unless they are registered under the Act and any applicable State Act or pursuant to available exemptions from such registration, provided that Subscriber delivers to the Company an opinion of counsel, which counsel and opinion shall be reasonably satisfactory to the Company, confirming the availability of such exemption.  Subscriber represents that Subscriber is purchasing the Shares for Subscriber’s own account, for investment and not with a view to resale or distribution except in compliance with the Act and the restrictions contained in the immediately preceding sentence.

7.9           Subscriber recognizes that investment in the Securities involves substantial risks, including loss of the entire amount of such investment, has taken full cognizance of and understands all of the risks related to a purchase of the Shares.  Subscriber acknowledges and agrees that Subscriber has read and understands the risks described in the sections of the Reports entitled “Risk Factors.”  Subscriber further recognizes that no Federal or state agencies have passed upon this offering of the Securities or made any finding or determination as to the fairness of this investment.

7.10           Subscriber acknowledges that each certificate representing the Shares shall contain a legend substantially in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION, PROVIDED THAT THE SELLER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

7.11           Subscriber acknowledges and agrees that it shall not be entitled to seek any remedies with respect to the Offering from any party other than the Company.

PH Subscription Agreement.DOC                                                                 Page 4

7.12           If this Agreement is executed and delivered on behalf of a partnership, corporation, trust or estate: (i) such partnership, corporation, trust or estate has the full legal right and power and all authority and approval required (a) to execute and deliver, or authorize execution and delivery of, this Agreement and all other instruments executed and delivered by or on behalf of such partnership, corporation, trust or estate in connection with the purchase of the Securities, (b) to delegate authority pursuant to a power of attorney and (c) to purchase and hold such Securities; (ii) the signature of the party signing on behalf of such partnership, corporation, trust or estate is binding upon such partnership, corporation, trust or estate; and (iii) such partnership, corporation or trust has not been formed for the specific purpose of acquiring the Securities, unless each beneficial owner of such entity is qualified as an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Act (“Regulation “D”) and has submitted information substantiating such individual qualification.

7.13           If Subscriber is a retirement plan or is investing on behalf of a retirement plan, Subscriber acknowledges that investment in the Securities poses risks in addition to those associated with other investments, including the inability to use losses generated by an investment in the Securities to offset taxable income.

7.14           Subscriber shall indemnify and hold harmless the Company and each officer, director or control person of any such entity, who is or may be a party or is or may be threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentations or misstatement of facts or omission to represent or state facts made or alleged to have been made by Subscriber to the Company (or any agent or representative of either of them) or omitted or alleged to have been omitted by Subscriber, concerning Subscriber or Subscriber’s authority to invest or financial position in connection with the Offering, including, without limitation, any such misrepresentation, misstatement or omission contained in the Subscriber Questionnaire or any other document submitted by Subscriber, against losses, liabilities and expenses actually and reasonably incurred by the Company or any officer, director or control person of any such entity in connection with such action, suit or proceeding for which the Company or such officer, director or control person has not otherwise been reimbursed (including attorneys’ fees, judgments, fines and amounts paid in settlement).

8.           Understandings.

Subscriber understands, acknowledges and agrees with the Company as follows:

8.1           This Subscription may be rejected, in whole or in part, by the Company, in its sole and absolute discretion, at any time before the Initial Closing Date or any Additional Closing Dates, as the case may be, notwithstanding prior receipt by Subscriber of notice of acceptance of Subscriber’s Subscription.

8.2           Except as set forth in paragraph 8.1 above, Subscriber hereby acknowledges and agrees that the Subscription hereunder is irrevocable by Subscriber, that, except as required by law, Subscriber is not entitled to cancel, terminate or revoke this Agreement and that this Agreement shall survive the death or disability of Subscriber and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns.  If Subscriber is more than one person, the obligations of Subscriber hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his/her heirs, executors, administrators, successors, legal representatives and permitted assigns.

8.3           No federal or state agency has made any findings or determination as to the fairness of the terms of this Offering for investment nor any recommendations or endorsement of the Securities.

8.4           The Offering is intended to be exempt from registration under the Act by virtue of Section 4(2) of the Act and the provisions of Rule 506 of Regulation D thereunder, which is in part dependent upon the truth, completeness and accuracy of the statements made by Subscriber herein and in Subscriber Questionnaire.

PH Subscription Agreement.DOC                                                                 Page 5

8.5           There can be no assurance that Subscriber will be able to sell or dispose of the Securities.  It is understood that in order not to jeopardize the Offering’s exempt status under Section 4(2) of the Act and Regulation D, any transferee may, at a minimum, be required to fulfill the investor suitability requirements thereunder.

8.6           No person or entity acting on behalf, or under the authority, of Subscriber is or will be entitled to any broker’s, finder’s or similar fee or commission in connection with this Subscription.

8.7           Subscriber acknowledges that the information furnished by the Company to Subscriber or its advisers in connection with the Offering, are confidential and nonpublic and agrees that all such information shall be kept in confidence by Subscriber and neither used by Subscriber for Subscriber’s personal benefit (other than in connection with this Subscription), nor disclosed to any third party for any reason; provided, however, that this obligation shall not apply to any such information that (i) is part of the public knowledge or literature and readily accessible at the date hereof, (ii) becomes a part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of this provision) or (iii) is received from third parties (except third parties who disclose such information in violation of any confidentiality agreements or obligations, including, without limitation, any subscription agreement entered into with the Company).

8.8           The representations, warranties and agreements of Subscriber contained herein and in any other writing delivered in connection with the Offering shall be true and correct in all material respects on and as of the date of the sale of the Shares as if made on and as of such date and shall survive the execution and delivery of this Agreement and the purchase of the Shares.

8.9           IN MAKING AN INVESTMENT DECISION, SUBSCRIBER MUST RELY ON ITS OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.  THE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION ON REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

8.10           The offering and sale of the Securities is intended to be exempt from registration under the securities laws of certain U.S. states.  If Subscriber resides in one of the following states it shall note the language set forth below, which is required to be included in this Agreement by the securities laws of such state.  Subscriber must note that there are restrictions on transfer of the Securities.

ALL STATES:  THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS.  THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT, AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

TEXAS:  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER APPLICABLE SECURITIES LAWS OF TEXAS AND THEREFORE CANNOT BE RESOLD OR TRANSFERRED UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

PH Subscription Agreement.DOC                                                                 Page 6

9.           Miscellaneous.

Except as set forth elsewhere herein, any notice or demand to be given or served in connection herewith shall be deemed to be sufficiently given or served for all purposes by being sent as registered or certified mail, return receipt requested, postage prepaid, in the case of the Company, addressed to it at the address set forth at the top of this Agreement, and in the case of Subscriber to the address for correspondence set forth on the Subscriber Questionnaire.

9.1           This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Texas, and shall be binding upon Subscriber, Subscriber’s heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company and its successors and assigns.  If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law.  Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

9.2           This Agreement shall be binding upon and inure to the benefit of the Company and Subscriber, and their respective successors and assigns.

9.3           In any action, proceeding or counterclaim brought to enforce any of the provisions of this Agreement or to recover damages, costs and expenses in connection with any breach of the Agreement, the prevailing party shall be entitled to be reimbursed by the opposing party for all of the prevailing party’s attorneys’ fees, costs and other out-of-pocket expenses incurred in connection with such action, proceeding or counterclaim.

9.4           This Agreement (including Appendix I attached hereto) and Subscriber Questionnaire constitutes the entire agreement among the parties hereto with respect to the subject matter hereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth herein. This Agreement supercedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

10.           Signature.  The signature of this Agreement is contained as part of the applicable Subscription Package, entitled “Signature Page.”

PH Subscription Agreement.DOC                                                                 Page 7

SUBSCRIPTION AGREEMENT GENERAL INSTRUCTIONS

General Instructions

These Subscription Documents contain all documents necessary to subscribe for shares (“Shares”) of Common Stock, par value $0.0001 per Share (the “Common Stock”), of Precis Health, Inc., an Oklahoma corporation (the “Company”).

You may subscribe for Shares by completing the Subscription Agreement in the following manner:

1.           On line (a) of the signature page state the number of Shares you wish to purchase.

2.           On line (b) of the signature page state the total cost of the Shares you wish to purchase.  To obtain the cost, multiply the number of Shares you desire to purchase by $0.50 per Share.

3.           Please complete the detailed investment and other representations in the Subscriber Questionnaire to evidence your suitability for an investment in the Company.  All purchasers must complete and sign the Subscription Agreement and the Subscriber Questionnaire.

4.           Sign and state your address, telephone number and social security or other taxpayer identification number on the lines provided on the signature page to the Subscription Agreement, have your signature acknowledged by a notary public and deliver the completed Subscription Agreement and Subscriber Questionnaire with payment of the entire purchase price of the Shares subscribed for as set forth below.  Payment should be made by check to Precis Health, Inc.

The Subscription Agreement Signature Page must be completed and signed by each investor and all signatures must be acknowledged by a notary public.  Send all documents to the Company at the following address:

Precis Health, Inc. 2500 S. McGee Dr., Ste. 145 Norman, OK 73072 Attention: Paul Kruger, Chief Executive Officer Facsimile No.: (405) 360-5354

THE COMPLETED SUBSCRIPTION AGREEMENT AND SUBSCRIBER QUESTIONNAIRE SHOULD BE RETURNED IN ITS ENTIRETY TO THE PLACEMENT AGENT DESIGNATED ABOVE.

Acceptance of Delivery

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of the completed Subscription Agreement will be determined by the Company, which determination will be final and binding.  The Company reserves the absolute right to reject any completed Subscription Agreement, in its sole and absolute discretion.  The Company also reserves the right to waive any irregularities in, or conditions of, the submission of completed Subscription Agreements, and the Company’s interpretation of the terms and conditions for the purchase of Shares (including these instructions) shall be final and binding.  The Company shall be under no duty to give any notification of irregularities in connection with any attempted subscription for Shares or incur any liability for failure to give such notification.  Until such irregularities have been cured or waived, no subscription for Shares shall be deemed to have been made.  Any Subscription Agreement that is not properly completed and as to which defects have not been cured or waived will be returned by the Company to the subscriber as soon as practicable.

PH Subscription Agreement.DOC                                                                  Page 8

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

The undersigned investor hereby certifies that he (i) has received and relied solely upon information provided by the Company, (ii) agrees to all the terms and conditions of this Subscription Agreement, (iii) meets the suitability standards set forth in this Subscription Agreement and (iv) is a resident of the state or foreign jurisdiction indicated below.

(a)	The undersigned irrevocably subscribes for ___________________ shares of Common Stock.

(b)	The total cost of the Shares subscribed for, at $0.50 per share, is $_________________ (the “Purchase Price”).

__________________________________ Name of Subscriber (Print)

If other than Individual check one and indicate capacity of signatory under the signature:
[   ]          Trust
[   ]          Estate
[   ]          Uniform Gifts to Minors Act of State of
[   ]          Attorney-in-fact
[   ]          Corporation
[   ]          Other

__________________________________ Name of Joint Subscriber (if any) (Print) __________________________________ Signature of Subscriber
__________________________________ Signature of Joint Subscriber (if any) __________________________________ Capacity of Signatory (if applicable)	If Joint Ownership, check one: [ ] Joint Tenants with Right of Survivorship [ ] Tenants in Common [ ] Tenants by Entirety [ ] Community Property

______________________________________
Social Security or Taxpayer Identification Number

______________________________________
Residence Address

______________________________________
City                              State                         Zip Code

______________________________________
Telephone (    )

Backup Withholding Statement:
Please check this box only if the investor is subject to:

[   ]           backup withholding.
Foreign Person:
Please check this box only if the investor is a:
[   ]           nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate.

The investor agrees to the terms of this Subscription Agreement and, as required by the Regulations pursuant to the Internal Revenue Code, certifies under penalty of perjury that (1) the Social Security Number or Taxpayer Identification Number and address provided above is correct, (2) the investor is not subject to backup withholding (unless the Backup Withholding Statement box is checked) either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest or dividends or because the Internal Revenue Service has notified him that he is no longer subject to backup withholding and (3) the investor (unless the Foreign Person box above is checked) is not a nonresident alien, foreign partnership, foreign trust or foreign estate.

THE SUBSCRIPTION FOR _____________ SHARES OF COMMON STOCK OF PRECIS HEALTH, INC. BY THE ABOVE NAMED SUBSCRIBER(S) IS ACCEPTED THIS _______ DAY OF ________________, 2010.

PRECIS HEALTH, INC. By:_______________________________ Paul Kruger, Chief Executive Officer

PH Subscription Agreement.DOC                                                                  Page 9

APPENDIX I

REGISTRATION RIGHTS

1.           Definitions.

(a)           As used in this Appendix I, the following terms shall have the meanings:

(i)           “Affiliate,” of any specified Person means any other Person who directly, or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such specified Person.  For purposes of this definition, control of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract, securities ownership or otherwise; and the terms “controlling” and “controlled” have the respective meanings correlative to the foregoing.

(ii)           “Commission” means the Securities and Exchange Commission.

(iii)           “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, or any similar successor statute.

(iv)           “Investors” means the Subscriber and any permitted transferee or assignee of Registrable Securities who agrees to become bound by all of the terms and provisions of this Appendix I and the Agreement.

(v)           “Person” means any individual, partnership, corporation, limited liability company, joint stock company, association, trust, unincorporated organization, or a government agency or political subdivision thereof.

(vi)           “Prospectus” means the prospectus (including any preliminary prospectus and/or any final prospectus filed pursuant to Rule 424(b) under the Securities Act and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 430A under the Securities Act) included in the Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.

(vii)           “Public Offering” means an offer registered with the Commission and the appropriate state securities commissions by the Company of its Common Stock and made pursuant to the Securities Act.

(viii)           “Registrable Securities” means the shares of Common Stock purchased pursuant to the Agreement; provided, however, a share of Common Stock shall cease to be a Registrable Security for purposes of this Appendix I when it no longer is a Restricted Security.

(ix)           “Registration Statement” means a registration statement of the Company filed on Form S-1 under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act, including the Prospectus contained therein and forming a part thereof, any amendments to such registration statement and supplements to such Prospectus, and all exhibits and other material incorporated by reference in such registration statement and Prospectus.  In the event that Form S-1 is unavailable for such a registration, the Company shall use such other form as is available for such a registration.

PH Subscription Agreement.DOC                                                                 A-1

(x)           “Restricted Security” means any share of Common Stock except any that (i) have been registered pursuant to an effective registration statement under the Securities Act and sold in a manner contemplated by the prospectus included in such registration statement, (ii) have been transferred in compliance with the resale provisions of Rule 144 under the Securities Act (or any successor provision thereto) or is transferable pursuant to paragraph (k) of Rule 144 under the Securities Act (or any successor provision thereto), or (iii) otherwise has been transferred and a new share of Common Stock not subject to transfer restrictions under the Securities Act has been delivered by or on behalf of the Company.

(xi)           “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, or any similar successor statute.

(b)           All capitalized terms used and not defined herein have the respective meaning assigned to them in the Subscription Agreement to which this Appendix I is an attachment thereto.

2.           Registration.

(a)           Filing and Effectiveness of Registration Statement.  The Company shall prepare and file with the Commission a Registration Statement relating to the offer and sale of the Registrable Securities by the Investors and shall use all reasonable commercial efforts to cause the Commission to declare such Registration Statement effective under the Securities Act as promptly as practicable thereafter.  All of the shares of Common Stock issued in the Offering shall be included in such Registration Statement.  The Company shall notify the Investors in writing by telecopy or e-mail notice that such Registration Statement has been declared effective by the Commission on the date of such declaration by the Commission.  The Company agrees to keep such Registration Statement effective until the earlier of: (i) the passage of two years from the effective date of such Registration Statement; or (ii) the date on which all Registrable Securities may be resold by the Investors by reason of Rule 144(k) under the Securities Act or any other rule of similar effect.

(b)           Piggyback Registration Rights.  1. Until such date as the Registration Statement to be filed in accordance with Section 2(a) is declared effective by the Commission, if the Company proposes to register any of its Common Stock or any other shares of common stock of the Company under the Securities Act (other than a registration (A) on Form S-8 or S-4 or any successor or similar forms, (B) relating to Common Stock or any other shares of common stock of the Company issuable upon exercise of employee or consultant share options or in connection with any employee benefit or similar plan of the Company or (C) in connection with a direct or indirect acquisition by the Company of another Person or any transaction with respect to which Rule 145 (or any successor provision) under the Securities Act applies), whether or not for sale for its own account, it will each such time, give prompt written notice at least 20 days prior to the anticipated filing date of the registration statement relating to such registration to the Investors, which notice shall set forth such Investors’ rights under this Section 2(b) and shall offer the Investors the opportunity to include in such registration statement such number of Registrable Securities as the Investors may request.  Upon the written request of an Investor made within 10 days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be disposed of by such Investors), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by the Investors, to the extent requisite to permit the disposition of the Registrable Securities to be so registered; provided, however, that (A) if such registration involves a Public Offering, the Investors must sell their Registrable Securities to the underwriters on the same terms and conditions as apply to the Company and (B) if, at any time after giving written notice of its intention to register any Registrable Securities pursuant to this Section 2(b) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such Registrable Securities, the Company shall give written notice to the Investors and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration.  The Company’s obligations under this Section 2(b) shall terminate on the date that the Registration Statement to be filed in accordance with Section 2(a) is declared effective by the Commission.

PH Subscription Agreement.DOC                                                                 A-2

(ii)            If a registration pursuant to this Section 2(b) involves a Public Offering and the managing underwriter thereof advises the Company that, in its view, the number of shares of Common Stock, if any, or other shares of Common Stock that the Company and the Investors intend to include in such registration exceeds the largest number of shares of Common Stock (including any other shares of Common Stock or warrants of the Company) that can be sold without having an adverse effect on such Public Offering (the “Maximum Offering Size”), the Company will include in such registration only that number of shares of Common Stock which does not exceed the Maximum Offering Size, in the following order of priorities: (1) first, all securities the Company proposes to sell for its own account, (2) second, up to the full number of securities proposed to be registered for the account of the holders of securities entitled to inclusion of their securities in the Registration Statement by reason of demand registration rights, and (3) third, the securities requested to be registered by other holders of securities entitled to participate in the registration, drawn from them pro-rata based on the number of shares each has requested to be included in such registration.

(iii)           If as a result of the proration provisions of this Section 2(b), the Investors are not entitled to include all such Registrable Securities in such registration, such Investors may elect to withdraw their request to include any Registrable Securities in such registration.

(iv)           Notwithstanding the foregoing, the Company shall have no obligations under this Section 2(b) hereof at any time that such Registrable Securities are the subject of an effective registration statement.

3.           Obligations of the Company.  In connection with the registration of the Registrable Securities, the Company shall use its reasonable best efforts to:

(a)           Subject to the provisions of Section 3(k) hereof, promptly (i) prepare and file with the Commission such amendments (including post-effective amendments) to the Registration Statement and supplements to the Prospectus as may be necessary to keep the Registration Statement continuously effective and in compliance with the provisions of the Securities Act applicable thereto so as to permit the Prospectus forming part thereof to be current and useable by Investors for resales of the Registrable Securities for a period of two years from the date the Registration Statement is first declared effective by the Commission (the “Effective Time”) or such shorter period that will terminate when all the Registrable Securities covered by the Registration Statement have been sold pursuant thereto in accordance with the plan of distribution provided in the Prospectus, transferred pursuant to Rule 144 under the Securities Act or otherwise transferred in a manner that results in the delivery of new securities not subject to transfer restrictions under the Securities Act (the “Registration Period”) and (ii) take all lawful action such that each of (A) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading and (B) the Prospectus forming part of the Registration Statement, and any amendment or supplement thereto, does not at any time during the Registration Period include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, the Company’s obligations hereunder shall terminate as to any investor at such time as that Investor’s Registrable Securities can be sold under Rule 144(k);

(b)           During the Registration Period, comply with the provisions of the Securities Act with respect to the Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Investors as set forth in the Prospectus forming part of the Registration Statement;

(c)           Furnish to each Investor whose Registrable Securities are included in the Registration Statement, (i) promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company, one copy of the Registration Statement, each Prospectus, and each amendment or supplement thereto, and (ii) such number of copies of the Prospectus and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

PH Subscription Agreement.DOC                                                                 A-3

(d)           (i) Register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of all jurisdictions requiring blue sky registration or qualification, (ii) prepare and file in such jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period, (iii) take all such other lawful actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all such other lawful actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection with any of its obligations under this Section 3(d) to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (B) subject itself to general taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(e)           As promptly as practicable after becoming aware of such event, notify each Investor of the occurrence of any event, as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare an amendment to the Registration Statement and supplement to the Prospectus to correct such untrue statement or omission, and deliver a number of copies of such supplement and amendment to each Investor as such Investor may reasonably request;

(f)           Notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission of any stop order or other suspension of the effectiveness of the Registration Statement on the date of receipt of any such stop order or other suspension, and take all lawful action to effect the withdrawal, recession or removal of such stop order or other suspension;

(g)           Maintain a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

(h)           Cooperate with the Investors who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as the Investors reasonably may request and registered in such names as the Investors may request; and, within three business days after a registration statement which includes Registrable Securities is declared effective by the Commission, deliver and cause legal counsel selected by the Company to deliver to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such registration statement) an appropriate instruction and, to the extent necessary, an opinion of such counsel;

(i)           Take all such other lawful actions reasonably necessary to expedite and facilitate the disposition by the Investors of their Registrable Securities in accordance with the intended methods therefor provided in the Prospectus which are customary under the circumstances;

(j)           In the event that any broker-dealer registered under the Exchange Act shall be an “Affiliate” (as defined in Rule 2729(b)(1) of the rules and regulations of the National Association of Securities Dealers, Inc. (the “NASD Rules”) (or any successor provision thereto)) of the Company or has a “conflict of interest” (as defined in Rule 2720(b)(7) of the NASD Rules (or any successor provision thereto)) and such broker-dealer shall underwrite, participate as a member of an underwriting syndicate or selling group or assist in the distribution of any Registrable Securities covered by the Registration Statement, whether as a holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such broker-dealer in complying with the requirements of the NASD Rules, including, without limitation, by (A) engaging a “qualified independent underwriter” (as defined in Rule 2720(b)(15) of the NASD Rules (or any successor provision thereto)) to participate in the preparation of the Registration Statement relating to such Registrable Securities, to exercise usual standards of due diligence in respect thereof and to recommend the public offering price of such Registrable Securities, (B) indemnifying such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof, and (C) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the NASD Rules.

PH Subscription Agreement.DOC                                                                 A-4

(k)           Notwithstanding anything to the contrary in Section 3, at any time after the Registration Statement has been declared effective, the Company may delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company and its counsel, in the best interest of the Company (a “Grace Period”); provided, that the Company shall promptly (i) notify the Investors in writing of the existence of material non-public information giving rise to a Grace Period and the date on which the Grace Period will begin, and (ii) notify the Investors in writing in advance of, or on the same date on which, the Grace Period ends; and, provided further, that during any consecutive 365 day period, there shall be only two Grace Periods, such Grace Periods in total not to exceed 90 days.  For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the holders receive the notice referred to in clause (i) and shall end on and include the date specified as the Grace Period ending date in the notice referred to in clause (ii).

4.           Obligations of the Investors.  In connection with the registration of the Registrable Securities, the Investors shall have the following obligations, which obligations shall be several and not joint:

(a)           It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Appendix I with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.  At least ten business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor (the “Requested Information”) if such Investor elects to have any of its Registrable Securities included in the Registration Statement.  If at least four business days prior to the anticipated filing date the Company has not received the Requested Information from an Investor (a “Non-Responsive Investor”), then the Company shall send such Non-Responsive Investor a reminder of such information request.  If at least two business days prior to the anticipated filing date the Company still has not received the Requested Information from such Non-Responsive Investor, then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Investor.  However, promptly upon receipt of the Requested Information, and at the expense of the Non-Responsive Investor, the Company shall file such amendment(s) to the Registration Statement as may be necessary to include therein the Registrable Securities of the Non-Responsive Investor.

(b)           Each Investor by its acceptance of the Registrable Securities agrees to cooperate with the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from the Registration Statement; the Company shall, on its part, ensure that Item 507 of Regulation S-K of the Securities Act (regarding information on the selling security holders) be complied with in connection with its preparation and filing of the Registration Statement hereunder;

(c)           As promptly as practicable after becoming aware of such event, notify the Company of the occurrence of any event, as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(d)           Each Investor agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 3(e) or 3(f), it shall immediately discontinue its disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(e) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

PH Subscription Agreement.DOC                                                                 A-5

5.           Expenses of Registration.  All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Section 3, but including, without limitation, all registration, listing, and qualifications fees, printing and engraving fees, accounting fees, and the fees and disbursements of counsel for the Company, and the reasonable fees, not to exceed $5,000.00, of one firm of counsel to the holders of a majority in interest of the shares of Common Stock sold in the Offering and being so registered shall be borne by the Company.

6.           Indemnification and Contribution.

(a)           The Company shall indemnify and hold harmless each Investor and each underwriter, if any, which facilitates the disposition of Registrable Securities, and each of their respective officers and directors and each person who controls such Investor or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an “Indemnified Person”) from and against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Prospectus or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company hereby agrees to reimburse such Indemnified Person for all reasonable legal and other expenses incurred by them in connection with investigating or defending any such action or claim as and when such expenses are incurred; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement made in, or an omission or alleged omission from, such Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person expressly for use therein or (ii) in the case of the occurrence of an event of the type specified in Section 3(e), the use by the Indemnified Person of an outdated or defective Prospectus after the Company has provided to such Indemnified Person written notice that such Prospectus is outdated or defective.

(b)           Indemnification by the Investors and Underwriters.  Each Investor agrees, as a consequence of the inclusion of any of its Registrable Securities in a Registration Statement, and each underwriter, if any, which facilitates the disposition of Registrable Securities shall agree, as a consequence of facilitating such disposition of Registrable Securities, severally and not jointly, to (i) indemnify and hold harmless the Company, its directors (including any person who, with his or her consent, is named in the Registration Statement as a director nominee of the Company), its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the Prospectus), not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such holder or underwriter expressly for use therein; provided, however, that no Investor or underwriter shall be liable under this Section 6(b) for any amount in excess of the gross proceeds paid to such Investor or underwriter in respect of shares sold by it; and (ii) reimburse the Company for any legal or other expenses incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

PH Subscription Agreement.DOC                                                                 A-6

(c)           Notice of Claims, etc.  Promptly after receipt by a party seeking indemnification pursuant to this Section 6 (an “Indemnified Party”) of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a “Claim”), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this Section 6 is being sought (the “Indemnifying Party”) of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure.  In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof.  Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (i) the Indemnifying Party shall have agreed to pay such fees, costs and expenses, (ii) the Indemnified Party and the Indemnifying Party shall reasonably have concluded that representation of the Indemnified Party by the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (iii) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim.  If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (i), (ii) or (iii) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party.  Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of counsel for the Indemnified Party (together with appropriate local counsel).  The Indemnified Party shall not, without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnifying Party from all liabilities with respect to such Claim or judgment.

(d)           Contribution.  If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an Indemnified Person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or by such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the Investors or any underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d).  The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The obligations of the Investors and any underwriters in this Section 6(d) to contribute shall be several in proportion to the percentage of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

(e)           Notwithstanding any other provision of this Section 6, in no event shall any (i) Investor be required to undertake liability to any person under this Section 6 for any amounts in excess of the dollar amount of the gross proceeds to be received by such Investor from the sale of such Investor’s Registrable Securities pursuant to any Registration Statement under which such Registrable Securities are to be registered under the Securities Act.

PH Subscription Agreement.DOC                                                                 A-6

(f)           The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this Section 6 shall be in addition to any liability which such Indemnified Person may otherwise have to the Company.  The remedies provided in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

7.           Rule 144.  With a view to making available to the Investors the benefits of Rule 144 under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Investors to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to:

(a)           comply with the provisions of paragraph (c) (1) of Rule 144; and

(b)           file with the Commission in a timely manner all reports and other documents required to be filed by the Company pursuant to Section 13 or 15(d) under the Exchange Act; and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any Investor, make available other information as required by, and so long as necessary to permit sales of, its Registrable Securities pursuant to Rule 144.

8.           Assignment.  The rights to have the Company register Registrable Securities pursuant to this Appendix I may be assigned or transferred only with the prior written consent of the Company, and any such assignment or transfer without such consent shall be void  and of no effect.  Notwithstanding the foregoing, such consent of the Company shall not be required with respect to any assignment or transfer of Registrable Securities to an Affiliate of Subscriber, including for this purpose if Subscriber is an investment company, any fund or account advised by Subscriber’s investment adviser or any Affiliate thereof.  In the event of any such permitted assignment or transfer by the Investors to any permitted transferee of all or any portion of such Registrable Securities such transfer will be allowed only if: (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment, the securities so transferred or assigned to the transferee or assignee constitute Restricted Securities, (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, and (e) the Company is furnished with an opinion of counsel, which counsel and opinion shall be reasonably satisfactory to the Company, to the effect that the permitted assignment would be in compliance with the Securities Act and State Acts.

9.           Amendment and Waiver.  Any provision of this Appendix I may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and investors in the Offering who hold a majority interest of the shares of Common Stock sold in the Offering.  Any amendment or waiver effected in accordance with this Section 9 shall be binding upon each such investor and the Company.

10.           Miscellaneous.

(a)           A person or entity shall be deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities.  If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

(b)           Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service as follows, and shall be deemed given when actually received.

PH Subscription Agreement.DOC                                                                 A-7

if to the Company, to:	Precis Health, Inc. 2500 S. McGee Dr., Ste. 145 Norman, OK 73072 Attention: Paul Kruger, Chief Executive Officer

if to the Investors, to:	Each individual or entity identified on Schedule 10(c) attached hereto

The Company or any Investor may change the foregoing address by notice given pursuant to this Section 10(c).

(c)           Failure of any party to exercise any right or remedy under this Appendix I or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d)           This Appendix I shall be governed by and interpreted in accordance with the laws of the State of Oklahoma.

(e)           The remedies provided in this Appendix I are cumulative and not exclusive of any remedies provided by law.  If any term, provision, covenant or restriction of this Appendix I is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(f)           This Appendix I and the Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein.  This Appendix I and the Agreement supersede all prior agreements and undertakings among the parties hereto with respect to the subject matter hereof.

(g)           Subject to the requirements of Section 8 hereof, this Appendix I shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

(h)           All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

(i)           The headings in this Appendix I are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

PH Subscription Agreement.DOC                                                                 A-8